EXHIBIT 2.2

                                                                  March 15, 1998

EXEL Limited
Cumberland House
1 Victoria Street

Hamilton, Bermuda  HM11

Dear Sirs:

          The undersigned understands that EXEL Limited ("Parent"), Mid Ocean Limited (the "Company") and a new holding company ("New Parent") are entering into an Agreement and Plan of Amalgamation (the "Agreement") on the date of this letter, pursuant to which by virtue of schemes of arrangement under Cayman Islands law (the "Schemes"), (i) each Class A Share, par value $.20 per share ("Class A Common") of the Company, issued and outstanding as of the effective date of the Schemes will cease to exist and there will be allotted and issued to the holder thereof in exchange therefor that number of Common Shares, par value $.01 per share, of New Parent ("New Parent Common Voting Shares") equal to the Exchange Ratio (as defined in the Agreement), and (ii) each Class B Share, par value $.20 per share ("Class B Common"), and Class C Share, par value $.20 per share ("Class C Common"), of the Company (the Class A Common, Class B Common and Class C Common, collectively, the "Company Common Shares") issued and outstanding as of the effective date of the Schemes will cease to exist and there will be allotted and issued to the holder thereof in exchange therefor that number of Non-Voting Common Shares, par value $.01 per share, of New Parent ("New Parent Non-Voting Shares") equal to the Exchange Ratio.

          The undersigned is a stockholder of the Company (the "Stockholder") and is entering into this letter agreement to induce you to enter into the Agreement and to consummate the transactions contemplated thereby.

          The Stockholder confirms its agreement with you as follows:

     1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth the number (and classes) of shares of the Company of which the undersigned is the record or beneficial owner (the "Shares") and that the undersigned is on the date hereof the lawful owner of the number of shares set forth in Schedule I, free and clear of all liens, charges, encum-

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brances, voting agreements and commitments of every kind, except as disclosed in
Schedule I or created under this Agreement. Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares or other securities of the Company or any interest therein or any voting rights with respect to any additional shares, other than as previously disclosed to you.

     2. The Stockholder agrees that, from the date hereof until the Agreement is terminated in accordance with its terms, it will not sell, contract to sell, pledge or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than pursuant to the Schemes, or otherwise with Parent's prior written consent.

     3. The Stockholder agrees that, from the date hereof until the Agreement is terminated in accordance with its terms, all of the Company Common Shares (including the Shares) beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly, in each case at the record date for any meeting of stockholders of the Company called to consider and vote, or for any solicitation of consents, to approve the Agreement and/or the transactions contemplated thereby will be voted by the Stockholder in favor thereof; provided that, if the Board of Directors of the Company recommends that the shareholders of the Company vote against the Agreement and the Schemes or in favor of a competing transaction, then the Stockholder agrees that it shall vote the Shares for or against the Agreement and the Schemes or such competing transaction in the same proportion as the holders of Company Common Shares (other than the Stockholder) vote for or against the Agreement and the Schemes or such competing transaction. Moreover, the Stockholder waives its right to a class vote in connection with the Agreement to the extent permitted by Cayman Islands law and the court.

     4. The Stockholder agrees to, and will cause any company, trust or other entity controlled by the Stockholder to, cooperate fully with you in connection with the Agreement and the transactions contemplated thereby. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity to, directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of the Company or the acquisition of any capital stock or other securities of the Company or the business combination, merger or consolidation of the Company with any person or any similar transaction (each such transaction

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being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction or agree to or otherwise assist in the effectuation of any Acquisition Transaction. Nothing in this paragraph 4 should be deemed to prohibit the stockholder from voting its Shares as provided in paragraph 3.

     5. Parent and New Parent agree that the Articles of Association of New Parent will provide for a separate class of New Parent Non-Voting Shares (which shall be identical in all respects to New Parent Voting Common Shares except that they shall not be entitled to vote (and except as indicated in paragraph 6 below), and which shall be convertible into New Parent Voting Common Shares) and New Parent will issue such New Parent Non-Voting Shares to Stockholder in the Schemes in exchange for all of the Class B Common and Class C Common held by Stockholder.

     6. The Stockholder agrees that (i) the Articles of Incorporation of New Parent shall provide that such New Parent Non-Voting Shares shall not be entitled to vote separately as a class, (ii) the Stockholder shall vote any such New Parent Non-Voting Shares in accordance with the recommendations of the Board of Directors of New Parent in any separate class vote to which such Class Shares may be entitled by law, so long as such New Parent Non-Voting Shares are treated equally with the New Parent Voting Common Shares in such matter, and (iii) the Stockholder further agrees that it will convert such New Parent Non-Voting Shares into New Parent Voting Common Shares prior to or upon any sale or transfer thereof (other than any transfer to an affiliate of the Stockholder).

     7. The Stockholder has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

          This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

          Nothing herein shall be construed to require the Stockholder or any company, trust or other entity controlled by the Stockholder to take any action or fail to take any action in violation of applicable law, rule or regulation. Further, any action taken by a nominee of the Stockholder to the Company's Board of Directors solely in such person's capacity as a director of the Company (and not in the Stockholder's capacity as a shareholder) shall not be deemed to violate the provisions hereof.

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          Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof. The Stockholder agrees that money damages would not be an adequate remedy for violation of its obligations hereunder and that this letter agreement shall be specifically enforceable against the Stockholder.

                                             Very truly yours,

                                             JP MORGAN CAPITAL CORPORATION

                                             By: /s/ J.E. Colloton
                                             Title: Vice President

Confirmed on the date first above written.

EXEL LIMITED

By:  /s/Brian M. O'Hara
     President and Chief Executive Officer

EXEL MERGER CO. LTD.

By:  /s/Brian M. O'Hara
     President and Chief Executive Officer













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